UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2007

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

All American Homes, the systems-built residential housing subsidiary of Coachmen Industries, Inc. (NYSE: COA) announced today to its employees that it would consolidate its production facility located in Zanesville, Ohio with its facility located in Decatur, Indiana.

Given the continued weak market conditions in the Midwest housing market, management made the difficult decision to close the Ohio facility and move that plant’s production into the Company’s larger facility in Indiana.  The move will serve to increase production backlogs and capacity utilization at the Indiana plant as all builders previously served by the Ohio plant will now be served from Indiana.  The Company anticipates that the final closure of the plant will be completed within 60 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  September 21, 2007

By:    /s/Jeffery A. Tryka

             Jeffery A. Tryka, Secretary